UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 6, 2010 (November 30, 2010)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

(Registrant’s telephone number,
including area code)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(Address of principal executive offices,
including zip code)

voice:  (713) 353-9400
fax:  (713) 353-9421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On November 30, 2010, SCS Corporation, our subsidiary, entered into an Agreement with AGR Peak Well Management Limited (“AGR”) effective November 24, 2010, for AGR to manage our exploration drilling project (“Drilling Project Management Contract”) in offshore Republic of  Guinea (“Guinea”).  Under the terms of the Drilling Project Management Contract, AGR will handle well construction project management services, logistics, and tendering of materials as well as overall management responsibilities for the drilling program.  We have been conducting exploration work pursuant to a grant of exclusive contractual rights by the Republic of Guinea, and are concentrating our efforts on preparation for drilling in late 2011.

The estimated cost of the Drilling Project Management Contract is $6.8 million.  We expect our share of the cost to be 77% of that amount.  The Drilling Project Management Contract provides that AGR will receive as an incentive 10% of the gross savings to us on the following costs:

•	Day rate for a semi submersible drilling rig below $450,000/day
•	Total mobilization/demobilization fees below $10 Million per rig
•	Helicopter fees below $25,000/day exclusive of actual flying time
•	Total helicopter mobilization/demobilization fees below $100,000
•	Work boat fees per boat under $50,000/day
•	Total work boat mobilization/demobilization fees below $400,000 per boat

Item 9.01 – Financial Statements and Exhibits.

(d)           The following exhibit is included with this Report:

Exhibit No.	Description

Exhibit 10.1	Contract Number: AGR/C105/10 between SCS Corporation and AGR Peak Well Management Limited for Provision of Well Construction Management Services, including LOGIC General Conditions as Appendix I

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: December 06, 2010	By:	/s/ Ray Leonard
	Name:	Ray Leonard
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Contract Number: AGR/C105/10 between SCS Corporation and AGR Peak Well Management Limited for Provision of Well Construction Management Services, including LOGIC General Conditions as Appendix I